Exhibit 1.1

ENDAVA PLC
5,000,000 AMERICAN DEPOSITARY SHARES REPRESENTING
5,000,000 CLASS A ORDINARY SHARES, NOMINAL VALUE £0.02 PER SHARE
UNDERWRITING AGREEMENT
[•], 2019

[•], 2019
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	Citigroup Global Markets Inc. 3888 Greenwich Street New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010

c/o	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005
Ladies and Gentlemen:
The selling shareholders named in Schedule II hereto (the “Selling Shareholders”) severally propose to sell, subject to the terms and conditions stated in this Underwriting Agreement (this “Agreement”) and in the manner contemplated herein, to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 5,000,000 American Depositary Shares (the “Firm ADSs”), representing 5,000,000 Class A ordinary shares, nominal value £0.02 per share (the “Class A Ordinary Shares”) of Endava plc, a public limited company incorporated under the laws of England and Wales (the “Company”), with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto.
The Selling Shareholders also propose to sell to the several Underwriters not more than an additional 750,000 American Depositary Shares (the “Additional ADSs”), representing 750,000 Class A Ordinary Shares, with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto, if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 3 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The Class A Ordinary Shares represented by the Firm ADSs are hereinafter referred to as the

“Underwritten Shares,” the Class A Ordinary Shares represented by the Additional ADSs are hereinafter referred to as the “Option Shares” and the Underwritten Shares and the Option Shares are hereinafter referred to collectively as the “Shares.” The ordinary shares, comprising Class A Ordinary Shares, Class B ordinary shares, nominal value £0.02 per share, and Class C ordinary shares, nominal value £0.02 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”
4,899,119 of the ADSs, hereinafter referred to as the “New ADSs,” and the holders thereof, the “New ADS Holders,” are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of July 26, 2018, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary and evidencing the ADSs. 100,881 of the ADSs, hereinafter referred to as the “Existing ADSs,” and the holders thereof, the “Existing ADS Holders,” were issued pursuant to the Deposit Agreement on July 26, 2018. Each ADS, including both the New ADS and Existing ADS, initially represent the right to receive one Class A Ordinary Share deposited or to be deposited pursuant to the Deposit Agreement.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-[•]), including a prospectus, relating to the Shares and the ADSs. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.
1.Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (i) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (i) the Prospectus, as of its date, the Closing Date and each Option Closing Date (as defined below), does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)    A registration statement on Form F-6 (File No. 333-226021) in respect of the ADSs has been filed with the Commission. Such registration statement in the form heretofore delivered to the Representatives has been declared effective by the Commission in such form. No other document with respect to such registration statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter referred to as the “ADS Registration Statement”). The ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(e)    The Company has been duly incorporated, is validly existing as a public limited company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(f)    Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company has been duly incorporated, is validly existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its formation, has the corporate or organizational power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable in such jurisdiction), except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued share capital of each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under relevant law) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Other than the significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X), the only other subsidiaries of the Company are certain subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X).
(g)    This Agreement has been duly authorized, executed and delivered by the Company.
(h)    The Deposit Agreement was duly authorized and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADRs evidencing the New ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement, and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.
(i)    As of the Closing Date, the authorized share capital of the Company will conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
(j)    The Ordinary Shares (including the Ordinary Shares represented by the ADSs to be sold by the Selling Shareholders) outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non‑assessable.
(k)    Reserved.
(l)    The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene any provision of (i) applicable law, (ii) the articles of incorporation of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (A) the Company or any of its subsidiaries taken as a whole and (B) the Company’s ability to perform its obligations under this Agreement and the Deposit Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except such as have been obtained or waived or as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the ADSs.

(m)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
(n)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (i) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
(o)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
(p)    The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(q)    The Company and its subsidiaries, taken as a whole, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (i) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(r)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or the ADSs registered pursuant to the ADS Registration Statement.
(t)    (i) None of the Company or its subsidiaries or controlled affiliates, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or, to the Company’s knowledge, will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.
(u)    None of the Company or its subsidiaries or controlled affiliates, nor any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the U.K. Bribery Act 2010 or the U.S. Foreign Corrupt Practices Act of 1977 and the rules and regulations promulgated thereunder.
(v)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)    (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss Secretariat of Economic Affairs (“SECO”) or other relevant sanctions authority (collectively, “Sanctions”), or
(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).
(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(x)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (i) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (i) there has not been any material change in the share capital, short‑term debt or long‑term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
(y)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than Intellectual Property Rights, which is addressed exclusively in Section 1(z)) owned by them, in each case, which is material to the business of the Company and its subsidiaries, taken as a whole, free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.
(z)    The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, sufficient rights to use all material patents, patent rights, licenses, inventions, copyrights, domain names, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) currently employed by them in connection with the business described in the Time of Sale Prospectus. None of the Company or its respective subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(aa)    The Company and its subsidiaries have complied in all material respects with their respective privacy policies and other applicable legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their respective operations and of which they have knowledge, and with respect to all such information, the Company and its subsidiaries have taken steps reasonably necessary to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, and to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information.
(bb)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(cc)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
(dd)    The Company and its subsidiaries, taken as a whole, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations or permits would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
(ee)    The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act through December 31, 2018.
(ff)    The Company and its subsidiaries on a consolidated basis maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as adopted by the European Union (“IFRS”) and to maintain asset accountability; (i) access to assets is permitted only in accordance with management’s general or specific authorization; (i)the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement is accurate in all material respects. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the

Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
(gg)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than ordinary shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, pursuant to outstanding options, rights or warrants or in connection with the Company’s initial public offering.
(hh)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid by them (except for cases in which the failure to pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which adequate reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ii)    From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(jj)    The Company has not (i) engaged in any Testing-the-Waters Communication or (ii) distributed any Written Testing-the-Waters Communications, in each case with respect to the offering of the ADSs contemplated hereby. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.
(kk)    As of the time of each sale of the Shares and the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(ll)    Except as disclosed in the Time of Sale Prospectus, all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of the United Kingdom and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the United Kingdom; and except as disclosed in the Time of Sale Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of the United Kingdom.
(mm)    Except as described in the Time of Sale Prospectus, no stamp, documentary, issuance, registration, transfer or other similar taxes or duties (including United Kingdom stamp duty and stamp duty reserve tax) (which, for the avoidance of doubt, shall in no event include any income taxes on commissions earned by the Underwriters under this Agreement) (“Transfer Taxes”) are payable by or on behalf of the Underwriters in the United Kingdom to any taxing authority thereof or therein in connection with (i) the execution and delivery of this Agreement or (ii) the initial sale and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs) to the Underwriters in the manner contemplated herein.
(nn)    The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year.
(oo)    It is not necessary under the laws of England and Wales (i) to enable the Underwriters to enforce their rights under each of this Agreement and the Deposit Agreement, to enable any holder of Shares or ADSs to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in England and Wales, or (i) solely by reason of the execution, delivery or consummation of each of this Agreement and the Deposit Agreement or the offering or sale by the Selling Shareholders of the Shares or ADSs, for any of the Underwriters or any holder of Shares or ADSs of the Company to be qualified or entitled to carry out business in England and Wales.
(pp)    Each of this Agreement and the Deposit Agreement is in proper form under the laws of England and Wales for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of each of this Agreement and the Deposit Agreement.
(qq)    Under the laws of England and Wales, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(rr)    The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.
(ss)    The courts of England and Wales would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.
(tt)    Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of England and Wales. The irrevocable and unconditional waiver and agreement of the Company contained in Section 19(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of England and Wales.
(uu)    The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales. The Company has the power to submit, and pursuant to Section 19(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19(a), and has the power to designate, appoint and empower, and pursuant to Section 19(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.
(vv)    (i) The financial statements included in the Time of Sale Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the consolidated financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus, such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. (ii) The pro forma financial information included in the Time of Sale Prospectus, together with the related notes thereto, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
(ww)    The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx)    (i) KPMG LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). (ii) Moss Adams LLP, who has certified certain financial statements of Velocity Partners LLP, is an independent auditor with respect to Velocity Partners LLP within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(yy)    Any Company-derived statistical and market-related data included in the Time of Sale Prospectus and the Prospectus have been derived from the records of the Company using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and are not misleading; nothing has come to the attention of the Company that has caused it to reasonably believe that any third-party statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.
2.    Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
(a)    Each such Selling Shareholder that is not a natural person has been duly formed, is validly existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its jurisdiction of formation.
(b)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.
(c)    The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys‑in‑fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, or (ii) the certificate of incorporation or by‑laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement and the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or Power of Attorney of such Selling Shareholder, except such as have been obtained and made under the

Securities Act or may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the ADSs representing the Shares.
(d)    Such Selling Shareholder has, and on the Closing Date and each Option Closing Date will have, valid title to the Shares represented by the ADSs to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Shares represented by the ADSs to be sold by such Selling Shareholder on the Closing Date and each Option Closing Date, as the case may be; and upon the delivery of and payment for the ADSs hereunder, the Underwriters will acquire valid and unencumbered title to the ADSs to be delivered by such Selling Shareholder.
(e)    The Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(f)    To the extent that such Selling Shareholder is a New ADS Holder, the Shares represented by the New ADSs to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the New ADSs; the New ADSs, when issued and delivered against payment thereof, will be freely transferable by such Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the New ADSs.
(g)    To the extent that such Selling Shareholder is an Existing ADS Holder, the Existing ADSs to be sold by such Selling Shareholder are freely transferable by such Selling Shareholder to or for the accounts of the several Underwriters; and there are no restrictions on subsequent transfers of the Existing ADSs.
(h)    Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares represented by ADSs pursuant to this Agreement.
(i)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) the Time of Sale Prospectus, as of its date, does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, as of its date, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (i) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not, as of its date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(h) shall only apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by such Selling Shareholder expressly for use therein, it being understood and agreed that the only information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of offered ADSs and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Registration Statement, the Time of Sale Prospectus or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”).
(j)    (i) None of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:
(A)    the subject of any Sanctions, or
(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).
(ii)    Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    for the past 5 years, such Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(iv)    (a) None of such Selling Shareholder or its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) such Selling Shareholder and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and, if such Selling Shareholder is an entity, have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(k)    Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
(l)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, no Transfer Taxes are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the United Kingdom or to any taxing authority thereof or therein in connection with (i) the execution and delivery of this Agreement (ii) the issuance and delivery of the New ADSs evidencing the Shares (and any corresponding ADRs evidencing such ADSs) (iii) the delivery of the Existing ADSs (iv) the initial sale and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs) to the Underwriters or purchasers procured by the Underwriters in the manner contemplated herein, or (v) the resale and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs) by the Selling Shareholders to the Underwriters and by the Underwriters to the initial purchasers in the manner contemplated herein.
(m)     Such Selling Shareholder has the power to submit, and pursuant to Section 19(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19(a), and has the power to designate, appoint and empower, and pursuant to Section 19(c), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.
3.    Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees, in the manner contemplated herein, to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, in the manner contemplated herein, severally and not jointly, to purchase from such Selling Shareholder the respective numbers of Firm ADSs (to be adjusted by the underwriters so as to eliminate fractional shares) that bears the same proportion to the number of Firm ADSs to be sold by such Selling Shareholder as the number of Firm ADSs set forth in Schedule II hereto opposite its name at $[•] an ADS (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions the Selling Shareholders agree to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to 575,000 Additional ADSs at the Purchase Price, with each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto; provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.
The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.
The restrictions contained in the preceding paragraph shall not apply to (a) the Shares and ADSs to be sold hereunder, (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or are described in the Time of Sale Prospectus, provided the recipients of such Ordinary Shares enter into a lock-up letter substantially in the form of Exhibit A covering the remainder of the Restricted Period, (c) transactions by a Selling Shareholder relating to Ordinary Shares or ADSs or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (e) distributions by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period, or (f) grants of options or other equity awards and the issuance of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares (whether upon the exercise of options or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of a plan in effect on the date hereof and described in the Time of Sale Prospectus, provided that the recipients of such awards, to the extent such awards are exercisable during the Restricted Period, enter into a lock-up letter substantially in the form of Exhibit A covering the remainder of the Restricted Period, (g) the entry into an agreement providing for the issuance by the Company of Ordinary Shares or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Ordinary Shares in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any Ordinary Shares or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Ordinary Shares pursuant to any such agreement or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of Ordinary Shares or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Ordinary Shares that the Company may sell or issue or agree to sell or issue pursuant to this clause (g) shall not exceed 5% of the total number of Ordinary Shares outstanding immediately following the completion of the transactions contemplated by this Agreement and all recipients of any such securities shall enter into a lock-up letter substantially in the form of Exhibit A covering the remainder of the Restricted Period, (h) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar foreign regulations for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Shareholder by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period, or (i) the filing of any registration statement on Form F-1, F-3 or S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date hereof and described in the Time of Sale Prospectus or any assumed benefit plan contemplated by clause (g)(x).
In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.
4.    Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the ADSs are to be offered to the public initially at $[•] an ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] an ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] an ADS, to any Underwriter or to certain other dealers.
5.    Payment and Delivery. Payment for the Firm ADSs to be sold by each Selling Shareholder shall be made to the Company (as agent for such Selling Shareholder) in Federal or other funds immediately available in New York City against delivery of such Firm ADSs in the manner contemplated herein for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2019 or at such other time on the same or such other date, not later than [•], 2019, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional ADSs shall be made to the Company (as agent for the applicable Selling Shareholder) in Federal or other funds immediately available in New York City against delivery of such Additional ADSs in the manner contemplated herein for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2019, as shall be designated in writing by you.
The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to you in the manner contemplated herein on the Closing

Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters against payment of the Purchase Price therefor. The Underwriters may withhold from the Purchase Price any amounts required to be withheld by law. Without prejudice to the foregoing, the Company and the Selling Shareholders acknowledge and agree that the Company will account to HM Revenue and Customs or the appropriate party for any United Kingdom stamp duty or stamp duty reserve tax that may arise in connection with the transfer to the Depositary (or its agent or nominee) of the Shares to be represented by the ADSs (including any Additional ADSs) to be sold by the Selling Shareholders and that the cost of such stamp duty or stamp duty reserve tax shall be borne by the applicable Selling Shareholders by (i) the Company retaining an amount equal to such stamp duty or stamp duty reserve tax from any Purchase Price received by the Company as agent for such Selling Shareholders and (ii) otherwise by the Selling Shareholder promptly reimbursing the Company in respect of such stamp duty or stamp duty reserve tax.
6.    Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 10:00 am (New York City time) on the date hereof.
The several obligations of the Underwriters are subject to the following further conditions:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.
(c)    The Underwriters shall have received on the Closing Date (i) an opinion and (ii) a negative assurance letter of Cooley LLP, outside United States counsel for the Company, dated the Closing Date, in substantially the form attached as Exhibit C hereto.
(d)    The Underwriters shall have received on the Closing Date an opinion of Cooley (UK) LLP, United Kingdom counsel for the Company, dated the Closing Date, in substantially the form attached as Exhibit D hereto.
(e)    The Underwriters shall have received on the Closing Date an opinion of Revnic, Cristian & Associates, Romanian counsel for the Company and the non-U.S. Selling Shareholders, dated the Closing Date, in substantially the form attached as Exhibit E hereto.
(f)    The Underwriters shall have received on the Closing Date an opinion of Karanovic Partners, Serbian counsel for the Company, dated the Closing Date, in substantially the form attached as Exhibit F hereto.
(g)    The Underwriters shall have received on the Closing Date an opinion of Whalen LLP, counsel for the Selling Shareholders, dated the Closing Date, in substantially the form attached as Exhibit G hereto.
(h)    The Underwriters shall have received on the Closing Date an opinion of Cooley (UK) LLP, United Kingdom counsel for the non-U.S. Selling Shareholders, dated the Closing Date, in substantially the form attached as Exhibit H hereto.
(i)    The Underwriters shall have received on the Closing Date (i) an opinion and (ii) a negative assurance letter of Davis Polk & Wardwell LLP, United States counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass on such matters.
(j)    The Underwriters shall have received on the Closing Date an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date, in form and substance satisfactory to you, in substantially the form attached as Exhibit I hereto.
(k)    The Underwriters shall have received on the Closing Date a Chief Financial Officer’s certificate, dated the Closing Date and signed on behalf of the Company by the Chief Financial Officer of the Company, to the effect set forth in Exhibit J hereto.

With respect to Section 6(c) and 6(d), Cooley and Cooley (UK) may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. The opinions of Cooley and Cooley (UK) described in Sections 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.
(l)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of KPMG LLP and Moss Adams LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each letter delivered on the Closing Date shall use a “cut‑off date” not earlier than the date hereof.
(m)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
(n)    The Depositary shall have furnished or cause to be furnished to the Representatives at the Closing Date certificates satisfactory to the representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the New ADSs to be delivered by the Company at the Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such New ADSs pursuant to the Deposit Agreement.
(o)    The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:
(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;
(ii)    an opinion of Cooley LLP, outside United States counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to substantially the same effect as the opinion required by Section 6(c) hereof;
(iii)    an opinion of Cooley (UK) LLP, United Kingdom counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to substantially the same effect as the opinion required by Section 6(d) hereof;
(iv)    an opinion of Revnic, Cristian & Associates, Romanian counsel for the Company and the non-U.S. Selling Shareholders, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to substantially the same effect as the opinion required by Section 6(e) hereof.
(v)    an opinion of Karanovic Partners, Serbian counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to substantially the same effect as the opinion required by Section 6(f) hereof.
(vi)    an opinion of Whalen LLP, counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;
(vii)    an opinion of Cooley (UK) LLP, United Kingdom counsel for the non-U.S. Selling Shareholders, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof;
(viii)    an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(i) hereof;
(ix)    an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(j) hereof;
(x)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from each of KPMG LLP and Moss Adams LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(l) hereof; provided that each letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and
(xi)    such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    The Company shall indemnify and hold the Underwriters harmless against, any Transfer Taxes imposed under the laws of the United Kingdom or any political sub division or taxing authority thereof or therein (including any interest and penalties) that are required to be paid by the Underwriters in connection with (i) the execution and delivery of this Agreement, (i) the creation, allotment and issuance of the New ADSs (and any corresponding ADRs evidencing such ADSs), (i) the transfer to the Depositary (or its agent or nominee) of the Shares to be represented by the New ADSs to be sold by the Selling Shareholders, (i) the initial sale and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs) to the Underwriters, in the manner contemplated herein, or (i) the resale and delivery of the ADSs (and any corresponding ADRs evidencing such ADSs) by the Underwriters to the initial purchasers thereof in the manner contemplated herein.
(b)    Any sums payable by the Company under this Agreement shall be paid without deductions or withholdings of any present or future taxes or duties imposed or levied by or on behalf of the United Kingdom, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional amounts payable under this clause) each Underwriter receives the full amount that would have been received had no deduction or withholding been made.
(c)    All sums payable to an Underwriter shall be considered exclusive of any value added tax chargeable pursuant to the Value Added Tax Act 1994 (“VAT”). Where the Company is obliged to pay VAT on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable VAT to the extent not recoverable by the Underwriters and subject to receipt of a valid VAT invoice from the Underwriters.
(d)    To furnish to you, without charge, 7 conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and so long as delivery of a prospectus by an Underwriter or dealer is required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) to furnish to you in New York City, without charge, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(e)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(f)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(g)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(h)    If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(i)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(j)    To endeavor to qualify the Shares and ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(k)    To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(l)    Prior to the Closing Date to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing New ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Closing Date.
(m)    To promptly notify Morgan Stanley & Co. LLC if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares and ADSs within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in Section 3).
8.    Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:
(a)    Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.
(b)    All sums payable by each Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Selling Shareholder shall pay such additional amount so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional amounts payable under this clause) each Underwriter receives the full amount that would have been received had no deduction or withholding been made.

(c)    All sums payable to an Underwriter shall be considered exclusive of any VAT. Where the Selling Shareholder is obliged to pay VAT on any amount payable hereunder to an Underwriter, the Selling Shareholder shall in addition to the sum payable hereunder pay an amount equal to any applicable VAT to the extent not recoverable by the Underwriters and subject to receipt of a valid VAT invoice from the Underwriters.
(d)    Each Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers in respect of (i) such Selling Shareholder and (ii) each beneficial owner of 10% or more of such Selling Shareholder’s outstanding share capital (if applicable), satisfying the beneficial ownership due diligence requirements of the FinCEN, together with copies of identifying documentation, and such Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.
9.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement, in each case excluding taxes (other than irrecoverable VAT) (but without prejudice to the provisions of Sections 7(a), (b) and (c) of this Agreement): (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares and ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (i) all costs and expenses related to the issue and delivery of the ADSs to the Underwriters in the manner contemplated by this Agreement, (i) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares and ADSs under state securities laws and all expenses in connection with the qualification of the Shares and ADSs for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable, documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (i) all filing fees and the reasonable, documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by FINRA (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $40,000), (i) all fees and expenses incident to listing the ADSs on the NYSE (i) the cost of printing certificates representing the Shares and ADSs, (i) the costs and charges of any transfer agent, registrar or depositary, (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares and ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (the remaining 50% of the cost of such aircraft to be paid by the Underwriters), (i) the document production charges and expenses associated with printing this Agreement, and (i) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares and ADSs by them and any advertising expenses connected with any offers they may make, and all travel and other related expenses of the Underwriters or any of their employees incurred by them in connection with participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares and ADSs.
The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.
10.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
11.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each director, officer, employee and agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein (“Underwriter Information”). Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each director, officer, employee and agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (A) except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Underwriter Information and/or (B) only to the extent such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Shareholder Information and provided, further, that the aggregate liability of the Selling Shareholder pursuant to this subsection (a) shall be limited to an amount equal to the aggregate Public Offering Price, less underwriting discounts and commissions (but before payment of expenses), of the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Company or any Selling Shareholder from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the

Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred, documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys‑in‑fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into (A) more than 60 days after receipt by such indemnifying party of the aforesaid request and (B) more than 15 days after receipt by such indemnifying party of notice specifying the terms of such settlement and that the indemnified party intends to enter into such settlement, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares and ADSs or (i) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares and ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares and ADSs (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Selling Shareholder Proceeds.
(e)    The Company and the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute an amount in excess of the amount by which the Selling Shareholder Proceeds exceed the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (i) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (i) acceptance of and payment for any of the Shares.
(g)    Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Shareholder under the indemnity and contribution agreements contained in this Section 11 shall not exceed the Selling Shareholder Proceeds.

12.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or United Kingdom shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or United Kingdom authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs representing the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
13.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one‑ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one‑tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one‑tenth of the aggregate number of

Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement is terminated pursuant to this Section 13, the Company shall not have any liability to any Underwriter except as provided in Sections 7 and 11 hereof. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement required to be complied with by the Company, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement other than by reason of a default by an Underwriter or the occurrence of any of the events described in clauses (i), (iii), (iv) or (v) of Section 12, the Company (in the case of any failure to comply with the terms or fulfill the conditions of this Agreement required to be complied with by it) or the Selling Shareholders (in the case of any failure to comply with the terms or fulfill the conditions of this Agreement required to be complied with by any Selling Shareholder), as the case may be, will reimburse the non-defaulting Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. Notwithstanding the foregoing sentence, if, after the Closing Date but prior to any Option Closing Date with respect to the purchase of any Additional ADSs pursuant to a notice delivered by the Representatives to the Company or any Selling Shareholder under Section 3 hereof, the Company or any Selling Shareholder fail or refuse to comply with the terms or to fulfill any of the conditions of the Agreement in connection with such Option Closing Date, the Company (in the case of any failure to comply with the terms or fulfill the conditions of this Agreement required to be complied with by it) or the Selling Shareholders (in the case of any failure to comply with the terms or fulfill the conditions of this Agreement required to be complied with by any Selling Shareholder), as the case may be, will reimburse the Underwriters severally for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the proposed purchase of any such Additional ADSs pursuant to this Agreement.
14.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.
(b)The Company acknowledges that in connection with the offering of the ADSs: 1.%2.%3 the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, 2.%2.%3 the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and 3.%2.%3 the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.
15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
16.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
18.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 3rd floor, New York, NY 10010, Attention: Prospectus Department, Phone: 1-800-221-1037; Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Facsimile: (646) 374-1071; if to the Company shall be delivered, mailed or sent to 125 Old Broad Street, London, EC2N 1AR, United Kingdom and if to the Selling Shareholders shall be delivered, mailed or sent to Graham Lee, 125 Old Broad Street, London, EC2N 1AR, United Kingdom.
19.    Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company and each of the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company and each of the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each of the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)    The Company hereby appoints Endava Inc., with offices at 441 Lexington Avenue, Suite 702, New York, New York 10017 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect; provided that the Company may (and shall, to the extent Endava Inc. ceases to be able to be served on the basis contemplated herein), by written notice to Morgan Stanley & Co. LLC, designate such additional or alternative agent for service of process under this Section 19(b) that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.
(c)    Each of the Selling Shareholders hereby irrevocably appoints Endava Inc., with offices at 441 Lexington Avenue, Suite 702, New York, New York 10017, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. Each of the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Selling Shareholders represents and warrants that such agent has agreed to act as the Selling Shareholders’ agent for service of process, and each of the Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
20.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each of the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, or the relevant Selling Shareholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.
21.    Recognition of the U.S. Special Resolution Regime. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

Endava plc

By:
Name:
Title:

The Selling Shareholders named in
Schedule II hereto, acting severally

By:
Name:
Title: Attorney-in Fact

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
KeyBanc Capital Markets Inc.
Cowen and Company, LLC
William Blair & Company, L.L.C.
Total:	5,000,000

I-1

SCHEDULE II

Selling Shareholder	Number of Firm ADSs To Be Sold	Number of Additional ADSs To Be Sold

Total	5,000,000	750,000

II-1

SCHEDULE III
Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2019

2.	Orally communicated pricing information:
Price per ADS to the public:                            [●]
Number of Firm ADSs:                                    5,000,000
Number of Additional ADSs:                           750,000

III-1

SCHEDULE IV
Written Testing-The-Waters Communications

1.	[●]

IV-1

EXHIBIT A
FORM OF LOCK-UP LETTER
_____________, 2019
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	Citigroup Global Markets Inc. 3888 Greenwich Street New York, New York 10013

c/o	Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010

c/o	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Endava plc, a public limited company incorporated under the laws of England and Wales (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (together, the “Underwriters”), of American Depositary Shares representing Class A ordinary shares, nominal value £0.02 per share, of the Company (the “Class A Ordinary Shares”). The undersigned further understands that, prior to the consummation of the Public Offering, the Company will be authorized to issue, in addition to the Class A Ordinary Shares, Class B ordinary shares, nominal value £0.02 per share (the “Class B Ordinary Shares”) and Class C ordinary shares, nominal value £0.02 per share (the “Class C Ordinary Shares” and, collectively with the Class A Ordinary Shares and the Class B Ordinary Shares, the “Ordinary Shares”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)
transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions;

(b)
transfers of Ordinary Shares or any security convertible into Ordinary Shares by will or intestacy, to an immediate family member of the undersigned or to a trust formed for the benefit of any immediate family member or, if the undersigned is a trust, to a trustor or beneficiary of the trust (for purposes of this agreement, “immediate family” shall mean the spouse, widow or widower of the undersigned and the undersigned’s lineal descendants, including any step-child, adopted child or illegitimate child of the undersigned);

(c)
transfers of Ordinary Shares or any security convertible into Ordinary Shares not involving a change in beneficial ownership; provided that in the case of any transfer or distribution pursuant to clause (b) and (c), (i) each donee or distributee shall sign and deliver a lock‑up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period;

(d)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar foreign regulations for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period;

(e)	the exercise of a share option by the undersigned, and the receipt by the undersigned from the Company of Ordinary Shares upon such exercise, insofar as such share option is outstanding as of the date hereof or as of the date of the Prospectus pursuant to share compensation plans disclosed in the Prospectus, provided that no filing under Section 16(a) of the Exchange Act will be required to be filed or will be voluntarily made by the undersigned during the Restricted Period, and provided further that the undersigned shall remain subject to the restrictions contained in this agreement with respect to the Ordinary Shares received upon such exercise;

(f)
the disposition of Ordinary Shares to the Company, or the withholding of Ordinary Shares by the Company or Endava Limited Guernsey Employee Benefit Trust (the “EBT”) (i) upon a vesting event of the Company’s securities, (ii) in connection with any “cashless exercise” or “net exercise” transaction or (iii) with respect to the payment of taxes due with respect to the vesting or expiration of share options, insofar as such share options are outstanding as of the date hereof or as of the date of the Prospectus, provided  that no filing under Section 16(a) of the Exchange Act will be required to be filed or will be voluntarily made by the undersigned during the Restricted Period;

(g)
transfers of Ordinary Shares to the Company or the EBT in connection with the repurchase of Ordinary Shares issued pursuant to employee benefit plans disclosed in the Prospectus or pursuant to agreements pursuant to which such Ordinary Shares were issued, provided  that no filing under Section 16(a) of the Exchange Act will be required to be filed or will be voluntarily made by the undersigned during the Restricted Period;

(h)
transfers of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares pursuant to a domestic relations order, divorce decree or court order, provided that each such transferee shall sign and deliver a lock-up letter substantially in the form of this letter and no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made by the undersigned during the Restricted Period;

(i)	sales of securities pursuant to the Underwriting Agreement; or

(j)
the transfer of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company, made to all holders of Ordinary Shares involving a change of control (as defined below), provided that, in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement;

As used herein, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the number of outstanding voting securities of the Company (or the surviving entity) and 50% of the voting control of the outstanding voting securities of the Company (or the surviving entity).
In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises Morgan Stanley & Co. LLC , in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement if prior to the closing of the Public Offering, or (c) June 30, 2019, if the Public Offering has not been completed by such date.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B
FORM OF WAIVER OF LOCK-UP
_____________, 2019
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Mrs./Ms. [Name]:
This letter is being delivered to you in connection with the offering by Endava plc (the “Company”) of [•] American Depositary Shares representing [•] Class A ordinary shares, nominal value £0.02 per share, of the Company (“Ordinary Shares”) and the lock-up letter dated ____, 2019 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 2019, with respect to ___ Ordinary Shares (the “Shares”).
Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective _____, 2019. This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto

By:
Name:
Title:
cc: Company

B-1

EXHIBIT C
FORM OF OPINION OF COOLEY LLP, UNITED STATES COUNSEL FOR THE COMPANY

C-1

EXHIBIT D
FORM OF OPINION OF COOLEY (UK) LLP, UNITED KINGDOM COUNSEL FOR THE COMPANY

D-1

EXHIBIT E
FORM OF OPINION OF REVNIC, CRISTIAN & ASSOCIATES, ROMANIAN COUNSEL FOR THE COMPANY AND THE NON-US SELLING SHAREHOLDERS

E-1

EXHIBIT F
FORM OF OPINION OF KARANOVIC PARTNERS, SERBIAN COUNSEL FOR THE COMPANY

F-1

EXHIBIT G
FORM OF OPINION OF WHALEN LLP, COUNSEL FOR THE SELLING SHAREHOLDERS

G-1

EXHIBIT H
FORM OF OPINION OF COOLEY (UK) LLP, UNITED KINGDOM COUNSEL FOR THE SELLING SHAREHOLDERS

H-1

EXHIBIT I
FORM OF OPINION OF PATTERSON BELKNAP WEBB & TYLER LLP, COUNSEL FOR THE DEPOSITARY

I-1

EXHIBIT J
FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

J-1